Exhibit 99.1

NEWS RELEASE

CONTACT ERIC GRAAP
(540) 349-0212 or
eric.graap@fauquierbank.com

Fauquier Bankshares, Inc. Announces Dividend Reduction for the Fourth Quarter

WARRENTON, VA, September 21, 2010 – On September 16, 2010, the Board of Directors (the Board) of Fauquier Bankshares, Inc. (NASDAQ: FBSS) declared the fourth quarter dividend of $0.12 per share for shareholders of record on December 17, 2010. The fourth quarter dividend, to be paid on January 2, 2011, represents a 40% reduction compared to the dividend paid for the third quarter of 2010. The dividend yield on the $0.12 dividend, based upon the September 16, 2010 stock price, will be in excess of 3.00%.

On August 27, 2010, the Board announced the third quarter dividend of $0.20 per share for shareholders of record on September 17, 2010, payable on October 1, 2010.

This news release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.

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